                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SBM Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              SBM INDUSTRIES, INC.
                               Two Madison Avenue
                           Larchmont, New York 10538

                              ____________________

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                              ____________________


                          To be held on May 7, 1996 or
                         as such date may be adjourned


                               VOTING SECURITIES

     The Company has one class of capital stock, consisting of common stock, par value $1.00 per share (the "Shares"), entitled to vote at the Annual Meeting of Shareholders, of which each outstanding share entitles its holder to one vote. 2,027,616 Shares were issued and outstanding at the close of business on April 10, 1996 (the "Record Date"). Only holders of record of Shares as of the Record Date will be entitled to notice of and to vote at the Annual Meeting of Shareholders, or any adjournment or adjournments thereof.


                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held May 7, 1996 and any and all adjournments thereof, is solicited on behalf of the Board of Directors of the Company.

     The approximate date this proxy statement and accompanying materials are first being sent or given to security holders is April 12, 1996.

     Shares represented by properly executed proxies will be voted and will be voted in accordance with the instructions contained therein. If no instructions are indicated, such Shares will be voted FOR the election of the nominees as directors, and with respect to any other business that may properly come before the meeting or any adjournment or adjournments thereof, as the named proxies in their best judgment may decide. A shareholder may revoke his proxy at any time prior to its exercise at the Annual Meeting of Shareholders by filing with the Secretary of the Company (at the Company's address indicated above) an instrument revoking it or by similarly filing a duly executed proxy bearing a later date or by appearing at the Annual Meeting of Shareholders and voting in person.

     In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone or telegram.

     The expense of making the solicitation will consist of preparing and mailing the proxies and Proxy Statement, any expenses incurred by Company representatives in making the contacts described above, the charges of brokerage houses and other custodians, nominees and fiduciaries forwarding documents to security owners and costs of returning proxies, and any incidental expenses.
The costs of this proxy solicitation, which will be borne by the Company, are expected to be those normally expended for a solicitation for an election of directors in the absence of a contest, including costs represented by salaries and wages of regular employees.

                       NOMINEES FOR ELECTION AS DIRECTORS

Election
--------

     Proxies received in response to this solicitation will be voted, unless such authority is withheld, FOR the election of the seven persons named in this section as nominees for the Board of Directors.

     Each Director will hold office until the next annual meeting of the shareholders and until a successor is elected and qualifies.

     While there is no reason to believe that any of the nominees will, prior to the date of the Annual Meeting of Shareholders, refuse or be unable to accept the nomination, should any nominee so refuse or become unable to accept election, it is the intention of the persons named in the proxy to vote for such other person or persons as the current Board of Directors may recommend.

Background Information
----------------------

     The following table sets forth information as to the principal occupations of the nominees. The information presented below is based in part on information received from the respective persons and in part on the Company's records.


                                       Year First
                                        Appointed
    Name and                                as
    Principal Occupation                 Director          Age
    --------------------               ----------          ---

Peter M. Nisselson...........              1984             60
  President, Secretary, and
  Director

  President and Secretary of the
  Company since 1985; President of
  PN Investments, Inc., a private
  investment company, from 1981 to
  1994; Vice President of the
  Company's subsidiary, Star Struck,
  Inc. ("SSI") and Chairman of the
  Company's subsidiary, Carlton Press
  Corp. ("Carlton").

                                                 Year First
                                                  Appointed
           Name and                                   as
Principal Occupation                               Director     Age
-------------------------------------------        --------     ---

Lawrence J. Goldstein......................           1984       60
  Vice President, Treasurer,
  and Director

  Vice President and Treasurer of the
  Company since 1985; General Partner
  of Santa Monica Partners, an investment
  partnership, since 1982; and Vice
  President of SSI.

Kenneth Karlan.............................           1993       43
  Vice President and Director

  Since 1984, President of SSI;
  Vice President, Secretary and
  Treasurer of Carlton.

Robert Morris..............................           1985       61
  Director

  President of Dunhill
  Personnel Search since prior
  to 1980.

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

                                         Year First
                                         Appointed
Name and                                      as
Principal Occupation                       Director     Age
--------------------                      ----------    ---

Arthur Salzfass........                       1985      61
  Director

  Chairman of MicroInfo, a consulting
  business, since approximately 1985;
  from October 1993 to June 1994,
  President and CEO of USFI, Inc.,
  an international telephone call-
  back company.


Keith Sessler..............                   1992      40
  Vice President and Director

  Since 1987, Vice President and
  Secretary of SSI.

Michael Sweedler........                      1984      60
  Director

  Attorney and partner of Darby &
  Darby, a New York law firm, since
  prior to 1979.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

          Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1995 and certain written representations, no person, who, at any time during the year ended December 31, 1995, was a director, officer or beneficial owner of more than 10 percent of any class of equity securities of the Company registered pursuant to
Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 1995, or prior years ended December 31.

Additional Information
----------------------

          Effective July 1, 1992, the Company, pursuant to an Exchange Agreement with Messrs. Karlan and Sessler, acquired all of the issued and outstanding shares of capital stock of Star Struck, Inc. Pursuant to the agreement, Messrs. Karlan and Sessler were elected as directors and appointed for two-year terms as vice presidents of the Company. Other than the arrangement with Messrs. Karlan and Sessler described above, there is no arrangement or understanding known to the Company between any nominee for director and any other person, pursuant to which he was or is to be selected as nominee.

          Messrs. Nisselson, Karlan and Sessler receive no compensation for attending directors' meetings. Messrs. Goldstein, Morris, Salzfass and Sweedler receive $300 for each directors' meeting attended.

          The Company has a securities brokerage account with L.J. Goldstein & Company, Incorporated, a securities brokerage firm of which Mr. Goldstein is a principal.

          The Company does not have standing nominating or compensation committees of the Board of Directors or other committees performing similar functions. The Company has designated an Option Committee consisting of Peter Nisselson, Kenneth Karlan and Keith Sessler pursuant to the 1992 Plan. The Option Committee selects participants in the 1992 Plan and determines the amount of awards pursuant to the 1992 Plan. The Option Committee held one meeting in 1995, which all members attended. The Company has also designated an Audit Committee consisting of Robert Morris and Arthur Salzfass. The Audit Committee reviews and coordinates the auditing of the Company's financial statements. The Audit Committee held one meeting in 1995 which all members attended.

          The Board of Directors held three meetings during 1994. Each of the incumbent directors attended at least 75%

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

of the aggregate of the total number of meetings of the Board of Directors held during the period for which he was a Director, except that Mr. Sweedler attended two of the three meetings.


                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
                 ---------------------------------------------

          The following table sets forth all compensation paid by the Company during the year ended December 31, 1995 to the Chief Executive Officer and the other executive officers whose total compensation exceeded $100,000.

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


                           SUMMARY COMPENSATION TABLE

                                                            Long Term Compensation
                                                      --------------------------------------

                                            Annual Compensation               Awards       Payouts
------------------------------------------------------------------------------------------------------------
(a)                   (b)          (c)        (d)       (e)        (f)         (g)         (h)        (i)
                                                       Other                  Securities
Name                                                   Annual     Restricted   Under-                All Other
and                                                    Compen-    Stock        Lying        LTIP     Compen-
Principal                                              sation     Award(s)    Options     Payouts    sation
Position             Year       Salary($)   Bonus($)   ($)/1/       ($)       SARs (#)      ($)        ($)
------------------------------------------------------------------------------------------------------------
Peter M.                1994     $150,000         0         0        0              0           0         0
Nisselson,              1994      150,000         0         0        0              0           0         0
President,              1993      124,000         0         0        0              0           0         0

Kenneth Karlan          1995      144,500         0         0        0              0           0         0
Vice                    1994      138,000         0         0        0              0           0         0
President               1993      123,143         0         0        0              0           0         0

Keith Sessler           1995      143,000         0         0        0              0           0         0
Vice                    1994      138,000         0         0        0              0           0         0
President               1993      123,143         0         0        0              0           0         0

------------------
/1/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

          No executive officer received or exercised any stock option or stock appreciation rights in 1995.

          Other than the brokerage account with L. J. Goldstein & Company, Incorporated, described under "Nominees for Election as Director - Additional Information", the Company has no transactions with affiliated persons. The Company's transactions with L. J. Goldstein & Company are or were on terms at least as favorable as could have been obtained from non-affiliated persons.

          Other than the employment agreement with Messrs. Karlan and Sessler described under "Nominees for Election as Directors - Additional Information," the Company knows of no arrangement or understanding between any executive officer and any other person, pursuant to which he was or is to be selected as an officer.

                        SECURITY OWNERSHIP OF MANAGEMENT

          The following table describes the ownership of all directors and nominees of Common Shares, each of the named executive officers and the directors and executive officers of the Company as a group as of March 21, 1996.

                                 Amount of
        Name of                  Beneficial        % of
    Beneficial Owner             Ownership         Class
    ----------------             ---------         -----

Peter M. Nisselson                592,852         29.24%
Lawrence J. Goldstein             172,700(1)       8.52%
Kenneth Karlan                    272,778         13.45%
Robert Morris                       4,500           .22%
Arthur Salzfass                     2,000           .10%
Keith Sessler                     272,778         13.45%
Michael Sweedler                    7,000           .35%
                                ---------         ------
Total of all officers and
directors as a group
(7 persons)                     1,324,608         65.30%

_________________________

(1) Includes 77,700 shares owned by Lawrence J. Goldstein directly, and the following shares, which may be deemed owned beneficially by Lawrence J.
     Goldstein: 53,600 shares owned by the L.J. Goldstein & Company, Incorporated Pension Plan; 5,000 shares owned by the Keogh Plan for Lawrence J. Goldstein; 36,400 shares owned by the Individual Retirement Account of Lawrence J. Goldstein.


                 OTHER PRINCIPAL HOLDERS OF VOTING SECURITIES

          The following table describes the share ownership of each person known to the Company, in addition to management, the nominees for directors and directors and officers as a group, to be a "beneficial owner" (as that term is defined in the regulations of the Securities and Exchange Commission) of more than 5% of the Company's Common Shares as of March 21, 1996.

                                Amount of
Name and Address                 Beneficial   % of
of Beneficial Owner              Ownership    Class
-------------------              ----------   -----

Rosalind Davidowitz              113,885      5.61%
7 Sutton Place South
Lawrence, NY 11559

 J. Morton Davis                      123,385(1)   6.09%
44 Wall Street
New York, NY 10005

_________________

(1) Consists entirely of the 123,385 shares listed above as beneficially owned by Ms. Davidowitz. Such shares may be deemed beneficially owned by Mr. Davis.


                                    AUDITORS

          The accounting firm of Arthur Andersen & Co. served as the Company's independent public accountants for 1995. Arthur Andersen & Co. has been the Company's independent public accountants for several years. It is not expected that representatives of Arthur Andersen & Co. will be present at the Annual Meeting.

          The Board of Directors of the Company has not yet selected an accounting firm to serve as the Company's independent public accountants for 1996.


                SHAREHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

          It is anticipated that the 1997 Annual Meeting of Shareholders will be held on or about May 7, 1997. Under regulations issued by the Securities and Exchange Commission, all shareholder's proposals to be considered for inclusion in the Company's Proxy Statement for presentation at that meeting must be received at the principal executive offices of the Company no later than the close of business on December 10, 1996.


                                 OTHER MATTERS

          The management of the Company knows of no other matters to be considered at the Annual Meeting. However, if any matter other than those referred to herein should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

          The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request a copy of the Company's Form 10-KSB (without exhibits). Any person desiring a copy of the Form

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

10-KSB should contact the Company's Corporate Secretary at SBM Industries, Inc., Two Madison Avenue, Larchmont, New York 10538 (telephone: (914) 833-0649) to obtain a copy of the Form 10-KSB.


                         By order of the Board of Directors



                         Peter M. Nisselson,
                         Secretary

Larchmont, New York
April 12, 1996

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